Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37500 and No. 333-108321) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, the Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan, and the Registration Statement (Form S-8 No. 333-102133) pertaining to the 1997 Director Stock Plan of Cullen/Frost Bankers, Inc., of our reports dated February 4, 2005, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc., Cullen/Frost Bankers, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

San Antonio, Texas
February 4, 2005